UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: September 21, 2007

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

American Airlines, Inc. is filing herewith its Eagle Eye communication to investors.  This document includes (a) actual unit cost, fuel price, capacity and traffic information for July and August and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  September 21, 2007

AMR EAGLE EYE

September 21, 2007

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this document, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized and reorganizing carriers; low fare levels by historical standards and the Company’s reduced pricing power; the Company’s potential need to raise additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006.

This Eagle Eye provides updated guidance for the third quarter and the full year 2007.

Performance Update

Costs:  Unit cost forecasts are attached.

Revenue:  Third quarter mainline passenger unit revenue is expected to increase between 4.0% and 5.0% year over year.  Third quarter consolidated passenger unit revenue is expected to increase between 3.7% and 4.7% year over year.  These estimates are not impacted by the recently announced change to an 18 month expiration of AAdvantage miles, which will be effective later this year.  In total, Cargo and Other Revenue is anticipated to be nearly flat with second quarter 2007.

Liquidity:  We expect to end the third quarter with a cash and short-term investment balance of approximately $5.7 billion, including approximately $450 million in restricted cash and short-term investments.

Kenji Hashimoto
Managing Director, Investor Relations

AMR EAGLE EYE

Fuel Forecast

Fuel Hedge Position:
	3Q07: Hedged on 35% of consumption at an average cap of $66/bbl WTI Crude

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption
		Actual		Forecast
		Jul	Aug	Sep	3Q07	2007
	Fuel Price (dollars/gal)	2.17	2.19	2.27	2.21	2.13
	Fuel Consumption (MM gals)	274.1	273.5	252.2	799.8	3,127.2

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
		Actual		Forecast
		Jul	Aug	Sep	3Q07	2007
	AMR Cost per ASM 1/	11.84	12.02	12.35	12.06	11.88
	AMR Cost per ASM (ex-out of period charge) 2/	11.84	12.02	12.08	11.98	11.87
	AMR Cost per ASM (ex-fuel and out of period charge) 2/	8.09	8.25	8.27	8.20	8.24

American Mainline Cost per ASM
		Actual		Forecast
		Jul	Aug	Sep	3Q07	2007
	AA Cost per ASM 1/	11.23	11.45	11.74	11.47	11.27
	AA Cost per ASM (ex-out of period charge) 2/	11.23	11.45	11.45	11.37	11.26
	AA Cost per ASM (ex-fuel and out of period charge) 2/	7.60	7.77	7.73	7.70	7.73

Note:
The increase in ex-fuel/out-of-period charge CASM versus prior guidance is mostly attributable to investments to improve customer experience, accelerated depreciation to reflect cabin refurbishment programs, reduced capacity associated with weather related cancellations (primarily in July), and higher revenue related expense.

1/ Data includes an expected out-of-period charge of approximately $40 million in 3Q07 related to an adjustment for additional salary and benefit expense from prior periods.  Approximately $30 million of this charge is attributable to the years 2003 through 2006, and $10 million of this charge is attributable to 1H07.

2/ The company believes that unit costs excluding fuel and out-of-period charges is a useful measurement to investors in monitoring the Company’s ongoing cost performance.

Based on current conditions, the Company’s most recently prepared internal forecast for the full year 2007 contains an accrual for profit sharing.  There can be no assurance that the Company’s forecast will approximate actual results.  Additionally, reductions in forecasted pre-tax earnings from a previous quarter could result in the reversal of a portion or all of the previously recorded profit sharing expense.  For more information regarding these plans, please see the Company’s 2006 Form 10-K/A.

AMR EAGLE EYE

Capacity and Traffic Forecast (millions)

AA Mainline Operations
	Actual		Forecast
	Jul	Aug	Sep	3Q07	2007
ASMs	14,699	14,735	13,853	43,286	170,246
Domestic	9,290	9,315	8,850	27,456	108,778
International	5,409	5,419	5,003	15,831	61,469

Traffic	12,913	12,524	10,864	36,301	138,842

Regional Affiliate Operations
	Actual		Forecast
	Jul	Aug	Sep	3Q07	2007
ASMs	1,162	1,169	1,107	3,438	13,462

Traffic	927	903	783	2,613	9,932

Below the Line Income/Expense

Total Other Income (Expense) is estimated at $(143) million in the third quarter of 2007.

Share Count (millions)

	3Q 2007
Earnings	Basic	Diluted
Over $67 million	249	298
$50 – $66 million	249	283
$0 – $49 million	249	266
Loss	249	249

	FY 2007
Earnings	Basic	Diluted
Over $266 million	245	299
$199 - $265 million	245	284
$0 - $198 million	245	267
Loss	245	245

Reconciliation to GAAP

	Actual		Forecast
	Jul	Aug	Sep	3Q07	2007
Cents
AMR CASM	11.84	12.02	12.35	12.06	11.88
Less Out of Period Charge CASM	-	-	0.27	0.08	0.01
AMR CASM Excluding Out of Period Charge	11.84	12.02	12.08	11.98	11.87

Less Fuel CASM	3.75	3.77	3.81	3.78	3.63
AMR CASM Excluding Fuel and Out of Period Charge	8.09	8.25	8.27	8.20	8.24

	Actual		Forecast
	Jul	Aug	Sep	3Q07	2007
Cents
AA CASM	11.23	11.45	11.74	11.47	11.27
Less Fuel CASM	-	-	0.29	0.10	0.01
AA CASM Excluding Fuel	11.23	11.45	11.45	11.37	11.26

Less Fuel CASM	3.63	3.68	3.72	3.67	3.53
AA CASM Excluding Fuel and Out of Period Charge	7.60	7.77	7.73	7.70	7.73